Exhibit No. 99.1

FOR IMMEDIATE RELEASE

COUNTY BANCORP, INC. ANNOUNCES FOURTH QUARTER NET INCOME OF

$2.9 MILLION AND RECORD NET INCOME OF $11.0 MILLION FOR 2015

Highlights

•	Net income of $2.9 million for the fourth quarter of 2015 and $11.0 million for 2015
•	Earnings per share of $0.48 for the fourth quarter of 2015 and $1.85 for 2015
•	Loan growth of $100.1 million year-over-year

Manitowoc, Wisconsin, January 20, 2016 – County Bancorp, Inc. (NASDAQ: ICBK) today reported fourth quarter 2015 net income of $2.9 million.  This represents an increase of $0.8 million compared to the net income of the fourth quarter of 2014.  Net income for the year ended December 31, 2015 was $11.0 million which represents the highest annual net income recorded by the Company.  This represents a return on average assets of 1.35% for the year ended December 31, 2015 compared to 1.10% for the year ended December 31, 2014.

“We are very pleased to share our fourth quarter results, reflecting another strong quarter of loan growth, steady net interest margin, and solid efficiency ratio, all of which contributed to record annual profitability,” said Timothy J. Schneider, President of County Bancorp, Inc. and CEO of its wholly-owned bank subsidiary, Investors Community Bank.  “In alignment with our strategic focus, in November we announced our intention to acquire Fox River Valley Bancorp, Inc. and its wholly owned subsidiary, The Business Bank, with offices in Appleton and Green Bay, Wisconsin.  Subject to customary closing conditions, we are working through the regulatory approval process and anticipate a closing in the second quarter of 2016.  With its commercial banking focus, Fox River Valley brings a solid diversification to our loan portfolio and two strong markets for future growth.  We are very excited about our partnership going forward with Fox River Valley.”

Total assets ended the year at $884.9 million, an increase of $40.1 million over total assets as of September 30, 2015, and an increase of $113.1 million over total assets as of December 31, 2014.  Total loans increased $100.1 million for the year ended December 31, 2015.

Non-performing assets increased to $27.5 million at December 31, 2015, an increase of $13.3 million and $8.8 million from September 30, 2015 and December 31, 2014, respectively. This increase was mainly due to the reclassification of one large relationship; however, we anticipate that it will be resolved in the first half of 2016.

Net income for the quarters ended December 31, 2015 and 2014 was $2.9 million and $2.1 million, respectively, and the increase was primarily the result of loan growth throughout 2015.  Diluted earnings per share increased to $0.48 for the three months ended December 31, 2015 from $0.43 for the three months ended December 31, 2014.  Return on average assets was 1.34% for the three months ended December 31, 2015 compared to 1.11% for the three months ended December 31, 2014.

Net income for the year ended December 31, 2015 was $11.0 million compared to $8.2 million for the year ended December 31, 2014.  This represents year-over-year growth of 33.7% which was primarily driven by a $2.9 million increase in net interest income and a $0.8 million net recovery of loan losses.

About County Bancorp, Inc.

County Bancorp, Inc., a Wisconsin corporation and registered bank holding company founded in May 1996, and our wholly-owned subsidiary Investors Community Bank, a Wisconsin-chartered bank, are headquartered in Manitowoc, Wisconsin.  The state of Wisconsin is often referred to as “America’s Dairyland,” and one of the niches we have developed is providing financial services to agricultural businesses statewide, with a primary focus on dairy-related lending.  We also serve business and retail customers throughout Wisconsin, with a focus on northeastern and central Wisconsin.  Our customers are served from our full-service locations in Manitowoc and Stevens Point and our loan production offices in Darlington, Eau Claire, Fond du Lac, and Sheboygan.

Forward-Looking Statements

This press release includes "forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "plan," "seek," "comfortable with," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or the negative thereof or variations thereon or similar terminology. Factors that may cause actual results to differ materially from those made or suggested by the forward-looking information contained in this press release include those identified in County Bancorp, Inc.’s most recent annual report on Form 10-K and subsequent SEC filings.  Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Additional Information for Shareholders

The information contained herein does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval.  In connection with the proposed merger of County Bancorp, Inc. and Fox River Valley Bancorp, Inc., County Bancorp, Inc. filed a registration statement on Form S-4 with the SEC on January 15, 2016. The registration statement includes a proxy statement of Fox River Valley Bancorp, Inc., which also constitutes a prospectus of County Bancorp, Inc., that will be sent to the shareholders of Fox River Valley Bancorp, Inc. Shareholders are advised to read the registration statement and proxy statement/prospectus because it contains important information about County Bancorp, Inc., Fox River Valley Bancorp, Inc. and the proposed transaction.  This document and other documents relating to the transaction filed by County Bancorp, Inc. can be obtained free of charge from the SEC’s website at www.sec.gov. These documents also can be obtained free of charge by accessing County Bancorp, Inc.’s website at www.investorscommunitybank.com under the tab “Investor Relations” and then under “SEC Filings.” Alternatively, these documents can be obtained free of charge from County Bancorp, Inc. upon written request to County Bancorp, Inc., Attn: Secretary, 860 North Rapids Road, Manitowoc, Wisconsin 54221 or by calling (920) 686-9998, or from Fox River Valley upon written request to Fox River Valley Bancorp, Inc., Attn: Secretary, 5643 Waterford Lane, Appleton, Wisconsin 54913 or by calling (920) 739-2660.

###

Investor Relations Contact

Timothy J. Schneider

CEO, Investors Community Bank

Phone: (920) 686-5604

Email: tschneider@investorscommunitybank.com

County Bancorp, Inc.

Consolidated Financial Summary (Unaudited)

	December 31, 2015	December 31, 2014
Selected Balance Sheet Data:
(In thousands, except per share data)

Total assets	$884,889	$771,756
Total loans	748,189	648,122
Allowance for loan losses	10,405	10,603
Deposits	672,226	605,469
Shareholders' equity	107,024	80,043
Common equity	99,024	72,043

Stock Price Information:
High - Year-to-date	$24.20	N/A
Low - Year-to-date	$15.20	N/A
Market price (2015)/Book value (2014) per common share	$19.50	$16.01
Common shares outstanding	5,771,001	4,498,790

Non-Performing Assets:
(In thousands)

Nonaccrual loans	$24,579	$11,555
Other real estate owned	2,872	7,137
Total non-performing assets	$27,451	$18,692

Restructured loans not on nonaccrual	$610	$846

Non-performing assets as a % of total loans	3.67%	2.88%
Non-performing assets as a % of total assets	3.10%	2.42%
Allowance for loan losses as a % of nonperforming assets	37.90%	56.72%
Allowance for loan losses as a % of total loans	1.39%	1.64%

Net charge-off (recoveries) year-to-date	$(821)	$481
Provision for loan loss year-to-date	$(1,019)	$589

	For the three months ended		For the year ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Selected Income Statement Data:
(In thousands, except per share data)

Net interest income	$6,986	$6,261	$26,247	$23,360
Provision for loan losses	306	589	(1,019)	589
Net interest income after provision for (recovery of) loan losses	6,680	5,672	27,266	22,771
Non-interest income	2,375	1,981	7,685	7,148
Non-interest expense	4,475	4,290	17,458	17,025
Income tax expense	1,680	1,281	6,519	4,684
Net income	$2,900	$2,082	$10,974	$8,210

Return on average assets	1.34%	1.11%	1.35%	1.10%
Return on average shareholders' equity	9.58%	8.88%	9.45%	9.02%
Return on average common shareholders' equity (1)	11.35%	11.10%	11.27%	11.37%
Efficiency ratio (1)	47.08%	45.94%	49.95%	50.99%

Per Common Share Data:
Basic	$0.48	$0.44	$1.85	$1.73
Diluted	$0.48	$0.43	$1.82	$1.69
Dividends declared	$0.04	$-	$0.16	$-

(1) This is a non-GAAP financial measure. A reconciliation to GAAP is included below.

Non interest income:
Service charges	$295	$229	$1,039	$788
Loan servicing fees	1,276	1,199	4,924	4,717
Loan servicing rights	424	105	399	221
Gain on sale of loans	263	70	429	321
Income on OREO	5	109	248	618
Other	112	269	646	483
Total	$2,375	$1,981	$7,685	$7,148

Non-interest expense:
Employee compensation and benefits	$2,537	$2,581	$10,769	$10,209
Occupancy	78	70	338	299
Information processing	178	234	705	875
Professional fees	450	170	1,350	866
FDIC assessment	138	129	459	526
OREO expenses	23	64	284	750
Writedown of OREO	74	461	256	1,190
Net loss (gain) on OREO	(6)	43	254	278
Business development	171	11	542	413
Other	832	527	2,501	1,619
Total	$4,475	$4,290	$17,458	$17,025

Non-GAAP Financial Measures

Return on average common shareholders' equity reconciliation:
Return on average shareholders' equity	9.58%	8.88%	9.45%	9.02%
Effect of excluding average preferred shareholders' equity	1.77%	2.22%	1.82%	2.35%

Return on average common shareholders' equity	11.35%	11.10%	11.27%	11.37%

Efficiency ratio GAAP to non-GAAP reconciliation:
Non-interest expense	$4,475	$4,290	$17,458	$17,025
Less: net loss on sales and write-downs of OREO	(68)	(504)	(510)	(1,468)
Adjusted non-interest expense (non-GAAP)	$4,407	$3,786	$16,948	$15,557

Net interest income	$6,986	$6,261	$26,247	$23,360
Non-interest income	2,375	1,981	7,685	7,148
Operating revenue	$9,361	$8,242	$33,932	$30,508
Efficiency ratio	47.08%	45.94%	49.95%	50.99%

	Three Months Ended
	December 31, 2015			December 31, 2014
	Average Balance (1)	Income/ Expense	Yields/ Rates	Average Balance (1)	Income/ Expense	Yields/ Rates
Assets
Investment securities	$84,667	$364	1.72%	$79,981	$345	1.72%
Loans (2)	735,120	8,614	4.69%	615,772	7,712	5.01%
Interest bearing deposits due from other banks	16,198	24	0.59%	19,431	20	0.42%
Total interest-earning assets	$835,985	$9,002	4.31%	$715,184	$8,077	4.52%

Allowance for loan losses	(9,927)			(10,671)
Other assets	39,642			43,947
Total assets	$865,700			$748,460

Liabilities
Savings, NOW, money market, interest checking	172,155	203	0.47%	144,747	171	0.47%
Time deposits	421,340	1,493	1.42%	385,581	1,316	1.37%
Total interest-bearing deposits	$593,495	$1,696	1.14%	$530,328	$1,487	1.12%
Other borrowings	4,287	55	5.09%	11,988	118	3.92%
FHLB advances	59,331	203	1.37%	22,130	90	1.63%
Junior subordinated debentures	12,372	61	1.97%	12,372	120	3.88%
Total interest-bearing liabilities	$669,485	$2,015	1.20%	$576,818	$1,815	1.26%

Non-interest bearing deposits	65,970			69,516
Other liabilities	9,217			8,374
Total liabilities	$744,672			$654,708

SBLF preferred stock (3)	15,000			15,000
Shareholders' equity	106,028			78,752
Total liabilities and equity	$865,700			$748,460

Net interest income		6,986			6,261
Interest rate spread (4)			3.11%			3.26%
Net interest margin (5)			3.34%			3.50%
Ratio of interest-earning assets to interest -bearing liabilities	1.25			1.24

	Year Ended
	December 31, 2015			December 31, 2014
	Average Balance (1)	Income/ Expense	Yields/ Rates	Average Balance (1)	Income/ Expense	Yields/ Rates
Assets
Investment securities	$82,812	$1,401	1.69%	$77,060	$1,371	1.78%
Loans (2)	680,279	32,301	4.75%	590,974	29,416	4.98%
Interest bearing deposits due from other banks	17,333	65	0.38%	42,208	110	0.26%
Total interest-earning assets	$780,424	$33,767	4.33%	$710,242	$30,897	4.35%

Allowance for loan losses	(10,309)			(10,566)
Other assets	41,416			46,716
Total assets	$811,531			$746,392

Liabilities
Savings, NOW, money market, interest checking	158,610	746	0.47%	134,378	639	0.48%
Time deposits	401,643	5,492	1.37%	409,175	5,515	1.35%
Total interest-bearing deposits	$560,253	$6,238	1.11%	$543,553	$6,154	1.13%
Other borrowings	8,088	276	3.41%	19,992	322	1.61%
FHLB advances	44,331	606	1.37%	12,279	581	4.73%
Junior subordinated debentures	12,372	400	3.23%	12,372	480	3.88%
Total interest-bearing liabilities	$625,044	$7,520	1.20%	$588,196	$7,537	1.28%

Non-interest bearing deposits	62,430			59,956
Other liabilities	7,947			7,185
Total liabilities	$695,421			$655,337

SBLF preferred stock (3)	15,000			15,000
Shareholders' equity	101,110			76,056
Total liabilities and equity	$811,531			$746,393

Net interest income		26,247			23,360
Interest rate spread (4)			3.13%			3.07%
Net interest margin (5)			3.36%			3.29%
Ratio of interest-earning assets to interest -bearing liabilities	1.25			1.21

(1) Average balances are calculated on amortized cost.
(2) Includes loan fee income, nonaccruing loan balances, and interest received on such loans.
(3) The SBLF preferred stock refers to our Series C noncumulative perpetual preferred stock issued to the U.S. Treasury through the U.S. Treasury’s Small Business Lending Fund program.
(4) Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest bearing liabilities.
(5) Net interest margin represents net interest income divided by average total interest-earning assets.